VERTRO TO PRESENT AT AGC EMERGING GROWTH CONFERENCE ON OCTOBER 7, 2009

NEW YORK, NY – October 5, 2009 – Vertro, Inc. (NASDAQ: VTRO) will be presenting on Wednesday October 7, 2009 at the 6th Annual East Coast Emerging Growth Conference being hosted by America’s Growth Capital (AGC) in Boston, MA. Peter Corrao, Vertro’s President and CEO will be presenting a company overview to conference delegates at approximately 8:50 a.m. ET.

A copy of Mr. Corrao’s presentation will be included in a form 8-K, which will be filed with the U.S. Securities and Exchange Commission and will be available via the Company’s Investor Relations website at: http://www.vertro.com.

www.vertro.com

About Vertro, Inc.
Vertro, Inc. (NASDAQ:VTRO) is a software and technology company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web content and display that content through customizable toolbar, homepage and desktop products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

Source: VTRO-G

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate", "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, and (3) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q2 2009.

Alex Vlasto
Alex.vlasto@vertro.com
(646) 253-0627